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                                                                  EXHIBIT 10.109


                        DAYBREAK - THE BIG PICTURES(TM)
                            MASTER LICENSE AGREEMENT

        THIS MASTER LICENSE AGREEMENT (the "AGREEMENT") is entered into this twenty second day of December, 1999, by and between SUPERSOLUTIONS CORPORATION, a Minnesota corporation ("SUPERSOLUTIONS") and ONYX ACCEPTANCE CORPORATION, a Delaware corporation ("LICENSEE").

                                  WITNESSETH:

        WHEREAS, SuperSolutions has developed at great expense and over a long period of time a configuration of software and related documentation; and

        WHEREAS, SuperSolutions and Licensee desire to enter into an agreement involving the licensing by SuperSolutions of certain software and systems to Licensee;

        NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, desiring to be legally bound, hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

        For purposes of this Agreement, the following terms shall be defined as follows:

        (a) "DOCUMENTATION" shall mean and include the SuperSolutions' manuals delivered to Licensee which explain or teach the use or operation of the System (as defined below).

        (b) "BASIC HARDWARE SYSTEM" shall consist of that certain basic configuration of machinery and equipment required to operate the System as more fully described on the attached EXHIBIT A, incorporated herein by this reference.

        (c) "LICENSEE" shall include the party listed as Licensee in the first paragraph of this Agreement, as well as all successors, affiliates or assigns.

        (d) "SUPERSOLUTIONS" shall include SuperSolutions and any predecessors, successors, affiliates or assigns.

        (e) "MEDIA" includes the media upon which the Software is delivered to Licensee.

        (f) "OFFICE" shall mean and include the location of Licensee set forth in the applicable Software License Schedule attached hereto and incorporated herein by this reference, where Licensee's designated central processing unit (the "DESIGNATED SERVER/CPU") is located, which is the sole location where the Software may be used. Licensee may transfer the Software from the Designated Server/CPU to a backup Server/CPU when the Designated Server/CPU is temporarily inoperable, until operable status is restored to the Designated Server/CPU. Licensee may also, with notice to SuperSolutions, (i) designate a new or additional Office or Offices, and (ii) store the Software at an alternative location as part of a disaster recovery plan.

        (g) "PERSON" OR "PERSONS" includes any individuals, firms, corporations, partnerships, joint ventures, trusts, associations, agencies, governmental bodies or other entities.
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        (h) "SOFTWARE" shall include the software licensed to Licensee by
SuperSolutions hereunder which is set forth in a Software License Schedule from time to time as agreed to by the parties.

        (i) "SOFTWARE LICENSE SCHEDULES" shall mean the schedules attached hereto from time to time, and hereby made a part hereof, which describe the specific Daybreak - The Big Picture (TM) software being licensed by SuperSolutions to Licensee. Each Software License Schedule hereto incorporates all of the terms and conditions of this Agreement and shall contain such additional terms and conditions as the parties agree upon for the Software.

        Q) "SYSTEM" shall be defined as the collective configuration of the Software and the Documentation licensed to Licensee pursuant to this Agreement.

                                   SECTION 2.

                  LICENSE OF THE SOFTWARE AND THE DOCUMENTATION

        SuperSolutions hereby grants to Licensee, and Licensee hereby accepts from SuperSolutions, a perpetual, private, transferable, nonsublicenseable and non-exclusive license, in object form only, to use the Software for the legitimate and legal business purposes of Licensee, all pursuant and subject to the terms and conditions set forth in this Agreement. This license is restricted to the internal use by Licensee of the Software, and Licensee may not sell, assign, sublicense or otherwise transfer the Software or use it to provide services to others, with the exception of (i) providing services for liquidating portfolios and (ii) a sale, assignment, or transfer in connection with a sale or transfer of all, or substantially all, of Licensee's stock and/or assets. Licensee may not, directly or indirectly, solicit, market or provide or perform service bureau processing, any form of host processing services or similar type services or act as an application service provider utilizing the Software, with the exception of providing such services for liquidating portfolios. Licensee may, directly or indirectly, provide any type of products or services utilizing the Software through or involving the Internet or a similar or competing computer network. The Software may be utilized by an unlimited number of end-users of Licensee.

                              ESCROW OF SOURCE CODE

SuperSolutions certifies that it has deposited a copy of the source code of the Software and all related documentation necessary to install, operate and maintain the Software and System with: an escrow agent that is mutually agreed upon by Licensee and SuperSolutions.

Such source code and documentation will be promptly updated with the escrow agent following substantial changes or modifications to the source code or documentation. Such copies of the source code and documentation will be held in escrow and in the event of adjudication of SuperSolutions as bankrupt, or upon failure, refusal or other inability of SuperSolutions to provide maintenance services to Licensee in a commercially practicable manner and as required under this Agreement or another agreement, Licensee will, upon notice to the escrow agent and payment of the duplication cost and other handling charges of the escrow agent, be entitled to obtain a copy of such source code and documentation from the escrow agent. Thereafter, Licensee shall continue to enjoy its license to use the Software and System as permitted under this Agreement and the applicable Software License Schedule, and may utilize the source code to perform maintenance on the Software. Licensee shall be entitled at its own cost to periodically audit the escrowed source code and documentation to ensure SuperSolutions' compliance with this Section.

This Section is separate from Licensee's ability to purchase the source code and related documentation in accordance with Software License Schedule No. 001. However, if SuperSolutions fails to deliver the source code and related documentation after payment by Licensee of the agreed cost shown in such Software License Schedule, then Licensee may obtain the source code and related documentation from the escrow agent.



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                                   SECTION 3.

                       DESIGN AND APPROVAL SPECIFICATIONS

        Licensee acknowledges that SuperSolutions has developed comprehensive application programs, packages, and documentation contained in the System which includes existing Daybreak functionality in addition to the Gap Analysis functionality described in the Onyx Gap Analysis in EXHIBIT B attached hereto and incorporated herein by this reference (the "SPECIFICATIONS").

                                   SECTION 4.

                                    TRAINING

        SuperSolutions shall perform training pursuant to the terms set forth in the applicable Software License Schedule. Licensee and SuperSolutions shall mutually agree upon the manner in which Licensee's employees shall be trained in the methodology, operation and use of the System as well as the length of training for each of those employees (the "TRAINING"). All Training shall take place at such locations as Licensee and SuperSolutions shall agree upon, and Training shall be conducted by SuperSolutions personnel as determined by SuperSolutions.

                                   SECTION 5.

                 DELIVERY OF THE SOFTWARE AND THE DOCUMENTATION

        (a) As soon as reasonably possible after receipt of the initial license fee installment as set forth in the Software License Schedule, SuperSolutions shall deliver the Software and Documentation to Licensee for installation as set forth in a Software License Schedule. Licensee shall acknowledge receipt of the Software and Documentation in writing.

        (b) SuperSolutions shall retain title to the Software (including any enhancements, modifications or alterations), all rights of Licensee in and to the Software being expressly limited to the license granted under this Agreement. Licensee shall not alter or remove any copyright or proprietary rights markings or other identification on the Software or any component thereof indicating SuperSolutions' ownership.

        (c) A copy of this Agreement, once executed, may also be filed with such appropriate officials or offices as SuperSolutions shall deem necessary or appropriate to evidence the interests in the Software, the Documentation and the System retained by SuperSolutions and those rights granted to Licensee.

        (d) Notwithstanding anything herein to the contrary, as between SuperSolutions and Licensee, ownership of the System, the Software and the Documentation shall at all times be and remain vested in SuperSolutions, and as a result, Licensee agrees to grant, execute and deliver to SuperSolutions any and all instruments, writings, documents and evidences of ownership, security and other interests retained by SuperSolutions in the license granted to Licensee hereunder, which SuperSolutions shall in its reasonable discretion deem reasonably necessary or appropriate from time to time.

                                   SECTION 6.

                             TESTING AND ACCEPTANCE

        (a) SuperSolutions shall make the Software available to Licensee for review and use to permit Licensee to verify that the Software meets the Specifications. This review period ("Review Period") will terminate on the thirtieth (30th) day after live production date by Licensee.

        (b) Licensee may discontinue the license with respect to any specific Software License Schedule if SuperSolutions receives written notice to such effect during the Review Period for such Software



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License Schedule, and all obligations of the parties under such Software License
Schedule will terminate and Licensee will receive a refund of fifty (50) percent of all monies paid with respect to such Software License Schedule. The Software shall be deemed accepted unless SuperSolutions receives written notice of rejection prior to the expiration of the Review Period.

                                   SECTION 7.

                                      TERM

        (a) This Agreement shall continue indefinitely unless terminated in accordance with its provisions.

        (b) Each Software license granted under this Agreement shall commence upon acceptance of the Software by Licensee and shall continue in perpetuity unless sooner terminated in accordance with the provisions of this Agreement.

                                   SECTION 8.

                             LICENSE AND OTHER FEES

        (a) Licensee shall pay SuperSolutions in accordance with the payment schedule corresponding to each Software License Schedule.

        (b) Invoices shall identify such charges as may be payable under this Agreement for products, services and other items supplied in the performance of this Agreement. Invoices submitted by SuperSolutions are due and payable fifteen
(15) days after receipt. Invoices not paid when due shall be subject to an interest charge at the prime rate as established by Citibank, N.A., plus two percent (2%).

        (c) All reasonable air fare, lodging, transportation, telecommunications and related out-of-pocket expenses incurred by SuperSolutions and any of its employees, officers, agents or independent contractors in connection with their performance under this Agreement, including all other costs and expenses in connection with the transporting, operating, repairing and disconnecting of the System, shall be paid by Licensee. SuperSolutions will provide the necessary resources to meet the timeliness of the development schedule. Travel related expenses will not exceed $20,000 per month without prior written approval of Licensee and will be in accordance with Licensee's standard travel policies. SuperSolutions employees and contractors shall perform services at Licensee's location as reasonably requested by Licensee.

        (d) In addition to any other right or remedy available to SuperSolutions, if Licensee fails to timely make any payment or reimbursement of any sum due SuperSolutions hereunder after any applicable cure periods, SuperSolutions shall have the option, in its reasonable discretion, to immediately and without any notice, cease performing any duty, obligation or work for or on behalf of Licensee until such time as Licensee shall bring itself current on all sums owed SuperSolutions, including any applicable penalty or late charge.

        (e) In addition to all fees, expenses or sums due SuperSolutions pursuant to this Agreement, Licensee shall remain liable for and shall pay on a timely basis an amount equal to all assessments, fees, duties, charges, penalties, interest, withholdings or taxes (whether sales, use, excise, personal property or otherwise) paid, payable or required to be collected or paid by SuperSolutions or Licensee, which are levied or based on or as a result of the licensing of the System, the Software and the Documentation or this Agreement, except gross income or franchise taxes of SuperSolutions arising out of this Agreement or out of the licensing of the System, the Software, and the Documentation.



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                                   SECTION 9.

                           WARRANTIES AND DISCLAIMERS

        (a) SuperSolutions warrants to Licensee that, for ninety (90) days from the date of delivery thereof to Licensee, all Media delivered to Licensee shall be free from defects in materials and workmanship under normal use, conditions and service, and all Software will conform to the Specifications; provided, however, that if Licensee shall have modified (without SuperSolutions' written approval), damaged or abused the Software or Media in any way, the foregoing warranty shall be NULL AND VOID, notwithstanding anything herein to the contrary. If during this ninety (90) day period a defect should appear in any such Media, or the Software shall not conform to the Specifications, Licensee's sole and exclusive remedy is to return such defective Media or Software and satisfactory proof of its delivery date to SuperSolutions, and SuperSolutions' sole responsibility thereafter shall be to replace such defective Media or Software without charge; provided, however, that SuperSolutions may, in its sole discretion, refuse to honor any warranty claim if the defect on the Media or Software alleged to be defective has resulted from accident, abuse or misuse.

        (b) SuperSolutions shall have no responsibility with respect to errors in the Software occurring in whole or in substantial part by reason of: (i) Licensee modifications WITHOUT WRITTEN APPROVAL by SuperSolutions; (ii) Licensee's negligence or misuse of the Software; (iii) computer equipment malfunction; or (iv) any other causes external to the Software not arising by reason of the fault or negligence of SuperSolutions.

        (c) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN SECTION 9 HEREOF, THE SOFTWARE, THE DOCUMENTATION, THE SYSTEM AND THE MEDIA ARE PROVIDED "AS IS", AND THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, WITH RESPECT TO THE SOFTWARE, THE DOCUMENTATION, THE SYSTEM, THE MEDIA OR ANY OF THEM. NOR DOES SUPERSOLUTIONS WARRANT THAT THE FUNCTIONS CONTAINED IN ANY PART OF THE SYSTEM WILL MEET LICENSEE'S, ANY CUSTOMER'S OR ANY OTHER PERSON'S REQUIREMENTS OR THAT THE USE AND OPERATION OF THE SYSTEM WILL BE UNINTERRUPTED OR ERROR-FREE.

        (d) SUPERSOLUTIONS SHALL NOT HAVE ANY LIABILITY TO LICENSEE OR ANY OTHER PERSON FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE, ARISING OUT OF OR IN CONNECTION WITH: ANY LOSS OF PROFITS, SALES, BUSINESS OR OTHER CONSEQUENTIAL OR SPECIAL LOSS OR DAMAGE OF ANY KIND OR NATURE.

        (e) SUPERSOLUTIONS DISCLAIMS ANY WARRANTY OR REPRESENTATION THAT THE SOFTWARE COMPLIES WITH ANY REQUIREMENTS OF LAW APPLICABLE TO THE CONSUMER LENDING BUSINESS RELATED TO LICENSEE OR ITS CUSTOMERS.

                                   SECTION 10.

                                 CONFIDENTIALITY

        (a) Licensee acknowledges that the System disclosed and tendered pursuant to this Agreement, including, without limitation, the source and object code of the Software, consists of commercially valuable trade secrets and proprietary products of SuperSolutions, the development of which has involved the expenditure of substantial amounts of time and money and the use of skilled persons. Licensee acknowledges that the System contains and is confidential and proprietary trade secret information of SuperSolutions, as between SuperSolutions and Licensee, disclosed to Licensee on a confidential basis, to be used only as may be expressly permitted by the terms and conditions of this Agreement.



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        (b) Each party hereby covenants and agrees that during the term of this
Agreement and for all times thereafter, it shall not, without the express prior written consent of the other party, publish, disclose, divulge, sell, assign, give or otherwise transfer or release any confidential and proprietary trade secret information of the other party or the System, in whole or in part, alone or in combination with any other information to any Person, or entity, or for its own benefit or the benefit of any Person or entity, except as required with respect to Licensee's operation of its business or of the System in accordance with this Agreement.

        (c) Each party hereby covenants and agrees that during the term of this Agreement and for all times thereafter it shall require all of its employees, agents and independent contractors who shall have any access to the System or any confidential and proprietary trade secret information of the other party, to abide by the terms and conditions of this Agreement, and each party shall further be responsible and indemnify the other party for any and all costs, expenses, losses, injuries or damages suffered by the other party as a result of the breach, threatened breach or violation of the terms of this Agreement, including, without limitation, this Section 10, committed or performed by such party or any employee, agent or independent contractor of such party.

                                  SECTION 11.

                  OWNERSHIP OF THE SYSTEM AND COPYING THEREOF

        (a) During the term of this Agreement and for all times thereafter, as between SuperSolutions and Licensee, SuperSolutions shall retain sole title to, copyright in and full ownership of the System and all parts thereof, including, without limitation the Software and the Documentation, SuperSolutions being the exclusive owner thereof and of all rights therein, whether or not any portion thereof is or may be validly copyrighted, patented or similarly protected.

        (b) Until and unless the source code and related documentation is purchased or otherwise received by Licensee in accordance with the terms of this Agreement, neither the System nor any portion thereof may be amended, used to create derivative works, modified, copied, decoded, decompiled, reprinted, duplicated, translated, adapted, altered or recreated, directly or indirectly, in whole or in part, alone or in combination with any data processing system or software or otherwise, without the express prior written consent of SuperSolutions, which consent may be withheld in SuperSolutions' reasonable discretion; nor may the System, or any part thereof, be used for any purpose other than the legitimate business purposes of Licensee for which it was intended, unless otherwise permitted in writing by SuperSolutions under the terms of this Agreement.

                                   SECTION 12.

                               CARE OF THE SYSTEM

        (a) Licensee shall at all times throughout the term of this Agreement keep the System in its sole possession and control and shall not transfer or move the System, or any part thereof, from the Office without prior notice to SuperSolutions.

        (b) Upon any termination of the applicable Software License Schedule, Licensee shall, at its expense, return each and every copy of every portion of the System, including, without limitations all of Licensee's notes, memoranda, tape cartridges, or other writings containing parts of the System, to SuperSolutions at the location designated by SuperSolutions, in the same operating order, repair, condition and appearance as of the date hereof, reasonable wear and tear excepted.

        (c) The System shall at all times remain the property of SuperSolutions, who may affix decals or notices thereto or thereon to indicate SuperSolutions' ownership thereof. Licensee shall not permit removal or concealment of any such decals or notices, or allow or take any action which would tend to



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diminish or eliminate SuperSolutions' ownership, security or other interest in or proof of ownership of the System.

        (d) Licensee shall immediate notify SuperSolutions of all details concerning any loss, theft, damage or destruction to all or any part of the System. Except as may be otherwise provided for herein, all risks of loss, theft, damage or destruction to the System or any part thereof, however incurred or occasioned, shall be borne by Licensee, unless arising from or related to the actions or inaction of SuperSolutions.

        (e) If any items of the System are rendered unusable as a result of any physical damage or destruction, Licensee shall give to SuperSolutions immediate notice thereof and this Agreement shall continue in full force and effect, except as hereinafter set forth. Licensee shall be responsible to SuperSolutions for any cost incurred by SuperSolutions or any sums which must be expended to repair or replace the damaged or destroyed portion of the System, unless arising from or related to the actions or inaction of SuperSolutions.

        (f) Licensee shall use the System in a careful and proper manner, shall comply with and conform to all governmental laws, rules and regulations relating thereto, and shall cause the System to be operated in accordance with the manufacturer's or supplier's instructions, manuals, and the Documentation.

        (g) Licensee acknowledges that the System, including, without limitation the Software and the Documentation, is subject or will be subject to various copyrights or patents or both and trade secret protection, and Licensee hereby agrees to undertake no action which shall in any manner reduce, diminish, eliminate or jeopardize the effect and enforceability of the copyrights or patents or both owned or licensed by SuperSolutions or SuperSolutions' trade secret protection therein.

        (h) Licensee further acknowledges that the names and marks "Daybreak - The Big Picture" and "Daybreak," and other names and marks used by SuperSolutions from time to time are trade names, trademarks or service marks of SuperSolutions, whether registered or not, and are owned and licensed by SuperSolutions, and Licensee shall not undertake any actions which shall in any manner reduce, diminish, eliminate, jeopardize or effect the enforceability or ownership interest of SuperSolutions in such names and marks.

                                   SECTION 13.

                         REPRESENTATIONS AND WARRANTIES

        In order to induce each other to enter into this Agreement and for SuperSolutions to license the Software, the Documentation and the System to Licensee hereunder, each party hereby represents and warrants to the other that:

        (a) It is duly organized and validly existing and in good standing under the laws of the state of its formation;

        (b) It, and the individuals executing this Agreement on its behalf, have full power, authority and the legal right to execute, deliver and perform all provisions of this Agreement, and the execution, delivery and performance hereof has been duly authorized by all necessary action and constitutes a legal, valid and fully binding obligation enforceable against it in accordance with its own terms;

        (c) The execution, delivery and performance of this Agreement has been consented to and authorized by all Persons required to consent and authorize and will not contravene any law, regulation, judgment or decree applicable to it or will not cause a breach of or default in any other agreement, contract or understanding to which it is a party;



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        (d) It shall operate its business and take all reasonable actions necessary to ensure all employees, agents and independent contractors perform any and all actions necessary to fully comply with this Agreement; and

        (e) It shall comply with and ensure the compliance of all of its employees, agents and independent contractors with all of the confidentiality provisions hereof, including, without limitation, Section 10 hereof, throughout the term of this Agreement, and after any expiration or termination of the term hereof.

                                   SECTION 14.

                                   MAINTENANCE

        The parties shall execute the SuperSolutions Corporation Daybreak - The Big Picture (TM) Service Level Agreement ("Service Level Agreement") attached hereto as EXHIBIT C.

                                   SECTION 15.

             REMEDIES, DAMAGES, INJUNCTIONS AND SPECIFIC PERFORMANCE

        (a) It is expressly understood and agreed by the parties that many of the covenants and agreements of each party and its employees, agents or independent contractors pursuant to this Agreement shall survive any termination of this Agreement, are special, unique and of extraordinary character, and in addition to all remedies provided for elsewhere herein in the event of the occurrence of any default or breach hereunder by a party or any of its employees, agents, or independent contractors of any term, provision, section, or paragraph of this Agreement to be performed by such party or any of its employees, agents or independent contractors, the non-defaulting party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it at law or in equity, including injunctive relief and specific performance.

        (b) Without limiting the generality of the foregoing, Licensee hereby expressly acknowledges that upon the occurrence of any "Default" (as defined in Section 17(a) hereof) or "Event of Default" (as defined in Section 17(b) hereof), SuperSolutions shall be entitled to maintain any proceedings to: (i) obtain damages for any Default of this Agreement; (ii) recover the entirety of the license fee; (iii) order the specific performance by Licensee or its employees, agents or independent contractors; or (iv) obtain preliminary injunctive relief, permanent injunctive relief or both, as well as an equitable accounting of all profits and benefits arising out of such violation or Event of Default; all of which above rights and remedies shall be cumulative and in addition to any other rights or remedies to which SuperSolutions may be entitled.

                                   SECTION 16.

                                    INDEMNITY

        (a) Licensee shall indemnify and hold SuperSolutions harmless from any and all liabilities, losses, damages, expenses, legal or otherwise, causes of action, suits, claims or judgments arising from injury or loss to any Person, property or business or loss of income resulting from or based upon the actual or alleged use or operation of the System, or any portion thereof, by Licensee, and Licensee shall at its own cost and expense, defend any and all suits or other actions which may be brought against SuperSolutions, either alone or in conjunction with others upon such claim or claims and shall satisfy, pay and discharge all judgments, costs and fines that may be recovered against SuperSolutions in any such suit or other actions. Any expense, including all reasonable attorneys' fees, which SuperSolutions may pay or incur in defending any such suits or other actions, as well as any judgments, costs, penalties,



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damages and fines in any such suits or other actions which shall be paid by
SuperSolutions shall be immediately repaid to SuperSolutions by Licensee.

        (b) Provided that Licensee notifies SuperSolutions promptly in writing of any such action or claim, and SuperSolutions may fully participate in or take over the exclusive defense of and decisions regarding any settlement of any such action or claim, SuperSolutions agrees to defend, at its expense, actions properly brought against Licensee to the extent that such actions contend that the Software used by Licensee within the scope of the license granted hereunder infringes an enforceable United States copyright or an enforceable United States patent; provided that any such actions are not the result of the actions or omissions of Licensee other than the use and possession of the Software pursuant to this Agreement; and, notwithstanding any limitations on liability stated herein, SuperSolutions will pay any damages finally awarded against Licensee in any such action which are attributable to such claim. If the Software becomes, or in SuperSolutions' opinion is likely to become, the subject of a claim of infringement of an enforceable United States copyright or an enforceable United States patent, SuperSolutions may: (i) procure for Licensee the right to continue using the Software; or (ii) replace or modify the Software to make it non-infringing or (iii) refund the entire license fee and related license costs. Notwithstanding the foregoing or anything herein to the contrary, SuperSolutions' indemnity obligations set forth in this Section 16(b) shall immediately be terminated and voided and SuperSolutions shall have no liability for any claim of copyright or patent infringement or otherwise with respect to the Software if Licensee makes or permits to be made any modifications to the Software, without written approval of SuperSolutions, or misuses or abuses the Software, or uses the Software other than as permitted herein.

                                   SECTION 17.

                         DEFAULTS AND EVENTS OF DEFAULT

        (a) Any one or more of the following events shall constitute a "Default" under this Agreement:

                (i) Licensee shall fail to make on a timely basis or delay in making any payment of any fees, amounts or other sums owing to SuperSolutions as such fees, amounts or other sums shall become due and owing to SuperSolutions; or

                (ii) Licensee or any of its employees, agents or independent contractors shall breach, default in the performance of or fail to perform or observe any material duty, obligation or other covenant, condition or agreement to be performed or observed by it or them with respect to this Agreement, or any other agreement between the parties hereto; or

                (iii) Any material covenant, agreement, representation or warranty made by Licensee herein or in any document, certificate or financial or other statement hereafter furnished by Licensee to SuperSolutions in connection with this Agreement or any other agreement between the parties hereto shall prove at any time to have been untrue, false or misleading in any material respect as of the time when made to the best of Licensee's knowledge and belief after due inquiry.

        (b) Any of the following events shall constitute an "Event of Default" under this Agreement:

                (i) The failure of Licensee to cure any Default pursuant to
        Section 17(a)(i) hereof within five (5) days from the date Licensee receives written notice of any such Default; or

                (ii) The failure of Licensee to cure any Default pursuant to
        Section 17(a)(ii) or 17(a)(iii) hereof within thirty (30) days from the date Licensee receives written notice of any such Default.



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                                   SECTION 18.

                                    REMEDIES

        (a) If any Event of Default shall occur hereunder, SuperSolutions may, at its option, at any time thereafter without notice, do any one or more of the following with respect to this Agreement and the System, or any part thereof, as SuperSolutions in its sole discretion shall elect:

                (i) SuperSolutions may enter upon any premises of Licensee and the Office and any other location where the System, or any part thereof, is located and render inoperative the System, or any part thereof, all without liability for or by reason of such entry or taking of possession; or

                (ii) SuperSolutions may exercise any other right or remedy which may be available to it pursuant to this Agreement or any other agreement between the parties hereto or under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

        (b) In addition to Sections 18(a)(i), through (ii) hereof, Licensee shall be liable for any and all unpaid rents, fees, sums and all other amounts due SuperSolutions before or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of SuperSolutions' remedies with respect thereto.

        (c) No remedy referred to in this Section 18 or elsewhere in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to either party at law or in equity, and the exercise or beginning of exercise by either party of any one or more of such remedies shall not preclude the simultaneous or later exercise by either party of any or all such other remedies. No express or implied waiver by SuperSolutions of an Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

        (d) In any legal or other proceedings arising from or related to this Agreement, the prevailing party shall be awarded its reasonable attorney fees and costs incurred.

                                   SECTION 19.

                                     NOTICES

        (a) All notices, demands and other communications required or permitted to be given hereunder shall be in writing, and shall be deemed to have been given upon the earlier of receipt or five (5) days after mailing in the United States mail, first class postage prepaid, certified mail, return receipt requested, addressed as follows or to such other address as any of the following entities may from time to time designate in writing to the other entity listed below:

                (i) SuperSolutions:

                    SuperSolutions Corporation
                    10100 Viking Drive, Suite 100
                    Eden Prairie, MN 55344-7255
                    Attn: President

                (i) Licensee:

                    Onyx Acceptance Corporation
                    27051 Towne Centre Drive
                    Foothill Ranch, CA 92610
                    Attn: President
                    With a copy Attn: General Counsel


                                   SECTION 20.

                                  MISCELLANEOUS

        (a) Any section of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining sections hereof or portions thereof. To the extent permitted by applicable law, both parties hereby waive any provision of law which renders any section hereof prohibited or unenforceable in any respect.

        (b) This Agreement may not be amended orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought. No delay or failure on the part of either party to exercise any power or right hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right.

        (c) This Agreement, including all Exhibits hereto and all Software License Schedules, contains the full, final and exclusive statement of the agreement between SuperSolutions and Licensee relating to the license of the Software, the Documentation and the System and all other matters set forth herein and supersedes all other oral and written understandings to the contrary.

        (d) This Agreement and the covenants and agreements contained herein shall be binding upon, and inure to the benefit of each party and its respective successors and assigns. Licensee may not assign its rights in and to this Agreement, the Software or any Software License Schedule without prior written notice to SuperSolutions.

        (e) The headings of the sections in this Agreement are for the convenience of reference only, are not a part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        (f) This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        (g) This Agreement shall be interpreted and construed, and the legal relationships created hereby shall be construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law provisions. Licensee hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Agreement shall be instituted in any state or federal court only in Minneapolis, Minnesota, (ii) waives any objection which it might have now or hereafter to the venue of any such litigation, action or proceeding,
(iii) irrevocably submits to the jurisdiction of any such court in any such litigation, action or proceeding, and (iv) waives any claim or defense of inconvenient forum. Licensee hereby consents to service of process by registered mail, return receipt requested, at such party's address and expressly waives the benefit of any contrary provision of foreign law.

        (h) Notwithstanding anything herein to the contrary, the entirety of Sections 1, 9, 10, 11, 12, 13, 15, 16, 17, 18 and 20 shall survive any termination hereof.

        (i) Should a provision of this Agreement require interpretation, it is agreed that the court, individual, agency or entity interpreting or construing this Agreement shall not apply the assumption that the terms hereof shall be more strictly construed against the party preparing this Agreement, it being agreed that both parties hereto have participated in the preparation of this Agreement.

        (j) Each party agrees to submit to each other for review and approval prior to issuance, publication, or dissemination any publications, advertisement, press releases or other materials that may use or display the trade names, trademarks, or otherwise identify either party, and no such publication, advertisements, press releases or other materials shall be issued, published, or disseminated without prior review and written approval.

        (k) SuperSolutions and Licensee each agree that, until the earlier of one year after the termination of this Agreement or one year after an employee's or independent contractor's termination of employment or contract, neither it nor any of its subsidiaries or affiliates shall, except with the prior written consent of the other, offer employment to or employ or contract with any person employed or contracted by the other or any subsidiary or affiliate of the other if such person was involved directly or indirectly in the use or implementation of the System by Licensee.

        (l) No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm or corporation other than the parties hereto any rights or benefits under or by reason of this Agreement, other than MBIA Insurance Corporation or another financial insurer of Licensee.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly authorized, executed and delivered under the seal as of the day and year first above written.

                                       "LICENSOR"

                                       SUPERSOLUTIONS CORPORATION


                                       By  /s/  [SIGNATURE ILLEGIBLE]
                                         ---------------------------------------

                                         Title  President       12/23/99
                                              ----------------------------------

                                       "LICENSEE"

                                       ONYX ACCEPTANCE CORPORATION


                                       By  /s/  TODD A. PIERSON
                                         ---------------------------------------

                                         Title  SVP, CIO      12/30/99
                                              ----------------------------------

                                    EXHIBIT A

                              BASIC HARDWARE SYSTEM

TO BE DETERMINED BY LICENSEE.

                                    EXHIBIT B

                                 SPECIFICATIONS

SEE ATTACHED LOAN SERVICING AND COLLECTION SERVICES GAP ANALYSIS

                                    EXHIBIT C

                             SERVICE LEVEL AGREEMENT

SEE ATTACHED.